UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2015

NEWFIELD EXPLORATION COMPANY

(Exact Name of Registrant as specified in its charter)

Delaware	1-12534	72-1133047
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Waterway Square Place, Suite 100

The Woodlands, Texas 77380

(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 210-5100

(not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

In a press release issued on March 5, 2015, Newfield Exploration Company (the “Company”) announced the pricing of a public offering of Senior Notes due 2026 (the “Notes Offering”). A copy of the press release relating to the Notes Offering is furnished herewith as Exhibit 99.1.

The information in Item 7.01 of this Current Report, including the exhibit attached hereto as Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 8.01	Other Events.

On March 5, 2015, the Company agreed to issue and sell $700 million of its 5 3⁄8% Senior Notes due 2026 (the “Notes”) pursuant to, and subject to the terms and conditions set forth in, an underwriting agreement and a pricing agreement with the underwriters of the Notes Offering. The Notes are to be issued under a Senior Indenture, dated as of February 28, 2001, between the Company and U.S. Bank National Association (as successor to Wachovia Bank, National Association (formerly First Union National Bank)), as Trustee, as supplemented by the Fourth Supplemental Indenture to be dated on or about March 10, 2015. Subject to customary closing conditions, the closing of the issuance and sale of the Notes is scheduled for March 10, 2015.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Agreement, dated as of March 5, 2015

1.2	Pricing Agreement, dated as of March 5, 2015, by and among the Company and J.P. Morgan Securities LLC, as representative of the several underwriters named therein

99.1	Press Release regarding Notes Offering issued by Newfield Exploration Company on March 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: March 9, 2015	By:	/s/ John D. Marziotti
John D. Marziotti
General Counsel and Corporate Secretary

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of March 5, 2015

1.2	Pricing Agreement, dated as of March 5, 2015, by and among the Company and J.P. Morgan Securities LLC, as representative of the several underwriters named therein

99.1	Press Release regarding Notes Offering issued by Newfield Exploration Company on March 5, 2015

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